Exhibit (d)(2)
                                                                  --------------



                             SUB-ADVISORY AGREEMENT


      AGREEMENT, dated as of September 18, 2007 by and between XShares Advisors LLC (the "Investment Adviser"), a Delaware limited liability company having its principal office and place of business at 420 Lexington Avenue, Suite 2550, New York, NY 10170, and BNY Investment Advisors (the "Sub-Adviser"), a separately identifiable division of the Bank of New York, a New York state banking corporation having its principal office and place of business at 1633 Broadway, 13th floor, New York, New York 10019.

      WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

      WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of September 6, 2007 with Realty Funds, Inc. (the "Corporation") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

      WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

      WHEREAS, the Board of Directors of the Corporation and the Investment Adviser desire to retain the Sub-Adviser to render investment advisory and other services to the funds specified in Appendix A hereto, as amended from time to time, each a series of the Corporation (each a "Fund" and collectively, the "Funds"), in the manner and on the terms hereinafter set forth;

      WHEREAS, the Investment Adviser has the authority under the Investment Advisory Agreement, with the consent of the Board of Directors of the Corporation (the "Board" or the "Directors") to select sub-advisers for each Fund; and

      WHEREAS, the Sub-Adviser is willing to furnish such services to the Investment Adviser and each Fund;

      NOW, THEREFORE, the Investment Adviser and the Sub-Adviser agree as follows:

1. APPOINTMENT OF THE SUB-ADVISER

      The Investment Adviser hereby appoints the Sub-Adviser to act as a sub-adviser for each Fund, subject to the supervision and oversight of the Investment Adviser and the Directors of the Corporation, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Corporation or the Investment Adviser in any way or otherwise be deemed an agent of the Corporation or the Investment Adviser except as expressly authorized in this Agreement or another writing by the Corporation, the Investment Adviser and the Sub-Adviser.

2. ACCEPTANCE OF APPOINTMENT

      The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

      The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Sub-Adviser.

3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE CORPORATION

      A. As sub-adviser to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, in accordance with the terms of this Agreement, the Fund's Prospectus and Statement of Additional Information and subject to the direction, supervision and control of the Investment Adviser and the Directors of the Corporation.

      B. As part of the services it will provide hereunder, the Sub-Adviser will:
            (i) formulate and implement a continuous investment program and portfolio management compliance and reporting program for each Fund;

            (ii) take whatever steps it deems necessary or advisable to implement the investment program for each Fund by arranging for the purchase and sale of securities and other investments;

            (iii) keep the Directors of the Corporation and the Investment Adviser fully informed on an ongoing basis of all material facts concerning the investment and reinvestment of the assets of each Fund and the operations of the Sub-Adviser, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Investment Adviser or the Directors of the Corporation, and attend meetings with the Investment Adviser and/or the Directors, as reasonably requested, to discuss the foregoing;

            (iv) in accordance with procedures and methods established by the Directors of the Corporation, which may be amended from time to time, promptly notify the Investment Adviser or the Directors of the Corporation of securities in a Fund for which fair valuation may be required or of significant events that may require fair value pricing of all or a portion of a Fund's portfolio, provide assistance in determining the fair value of all securities and other investments/assets in the Fund, as necessary, and use reasonable efforts to arrange for the provision of valuation information or price(s) from party(ies) independent of the Sub-Adviser for each security or other investment/asset in the Fund for which market prices are not readily available; and

            (v) cooperate with and provide reasonable assistance to the Investment Adviser, the Corporation's administrator, the Corporation's custodian and foreign custodians, the Corporation's transfer agent and pricing agents and all other agents and representatives of the Corporation and the Investment Adviser, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Corporation and the Investment Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.


      C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the Corporation's Articles of Incorporation, as the same may be hereafter modified and/or amended from time to time ("Certificate of Incorporation"); (ii) the By-Laws of the Corporation, as the same may be hereafter modified and/or amended from time to time ("By-Laws"); (iii) the currently effective Prospectus and Statement of Additional Information of the Corporation filed with the Securities and Exchange Commission ("SEC") and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented ("Prospectus and SAI"); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Corporation and the Fund(s); (v) any order or no-action letter of the SEC governing the operation of the Corporation, (vi) the Corporation's Compliance Manual and other policies and procedures adopted from time to time by the Board of Directors of the Corporation; and (vii) the written instructions of the Investment Adviser. Prior to the commencement of the Sub-Adviser's services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Certificate of Incorporation, By-Laws, Prospectus and SAI, any order or no-action letter of the SEC governing the operation of the Corporation, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Directors. The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

      D. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and
(ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser's duties under this Agreement.

      E. The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund (i) in accordance with any written policies, practices or procedures that may be established by the Board of Directors or the Investment Adviser from time to time and which have been provided to the Sub-Adviser, (ii) as described in the Corporation's Prospectus and SAI, and (iii) in accordance with applicable federal and state laws and regulations. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser shall use its best efforts to obtain for the Fund "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will Fund securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Corporation and the Fund.

      F. The Sub-Adviser is not authorized to engage in "soft-dollar" transactions permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), without the express written approval of the Adviser or the Corporation's Board of Directors.

      G. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Investment Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Investment Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.

      H. The Sub-Adviser will maintain and preserve all accounts, books and records with respect to each Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

      I. The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser or the Board of Directors, exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Corporation's then-current proxy voting policies, converting, tendering, exchanging or redeeming securities; acting as a claimant in class action litigation (including litigation with respect to securities previously held); and exercising rights in the context of a bankruptcy or other reorganization.


4. COMPENSATION OF SUB-ADVISER

      The Investment Adviser will pay the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix B. In addition, Sub-Adviser shall be reimbursed by the Corporation for any out-of-pocket expenses incurred by the Sub-Adviser which traditionally include, but are not limited to, cost of obtaining prices for security valuations (including manual broker quotes), Federal Reserve charges related to securities transactions, postage and insurance on physical transfer items, telecommunication charges, proxy voting execution, advice and reporting etc. These expenses will be billed as they are incurred.

5. LIABILITY AND INDEMNIFICATION

      A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Adviser or the Corporation as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Corporation, the Investment Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on
(i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Corporation, or the omission of such information, by the Sub-Adviser Indemnitees (as defined below) for use therein.

      B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Corporation, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

      C. A party seeking indemnification hereunder (the "Indemnified Party") shall (i) provide prompt notice to the other of any claim ("Claim") for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.



6. REPRESENTATIONS OF THE INVESTMENT ADVISER

      The Investment Adviser represents, warrants and agrees that:

      A. The Investment Adviser has been duly authorized by the Board of Directors of the Corporation to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

      B. The Corporation has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

      C. The Investment Adviser is currently in compliance and shall at all times continue to be in compliance with the requirements imposed upon the Investment Adviser by applicable law and regulations.

      D. The Investment Adviser (i) will be registered as an investment adviser under the Advisers Act prior to the commencement of operation of the Funds and thereafter will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise.


7. REPRESENTATIONS OF THE SUB-ADVISER

      The Sub-Adviser represents, warrants and agrees as follows:

      A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Investment Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund(s) or the Sub-Adviser, provided, however, that routine regulatory examinations of the Sub-Adviser shall not be required to be reported by this provision.

      B. The Sub-Adviser is currently in compliance and shall at all times continue to be in compliance with the requirements imposed upon the Sub-Adviser by applicable law and regulations.

      C. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the president, Chief Operating Officer or a vice-president of the Sub-Adviser shall certify to the Investment Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Adviser, the Sub-Adviser shall permit the Investment Adviser, its employees or its agents to examine the reports required to be made to the

Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser's code of ethics.

      D. The Sub-Adviser has provided the Corporation and the Investment Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of all amendments to the Corporation and the Investment Adviser at least annually. Such amendments shall reflect all changes in the Sub-Adviser's organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

      F. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

      G. The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Corporation, the Fund(s), the Investment Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Investment Adviser, except as required by rule, regulation or upon the request of a governmental authority.


8. NON-EXCLUSIVITY

      The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Corporation are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9. SUPPLEMENTAL ARRANGEMENTS

      The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Corporation shall have any obligations with respect thereto or otherwise arising under the Agreement.

10. REGULATION

      The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and shall promptly provide the Advisor and Corporation with copies of such information, reports and materials.

11. RECORDS

      The records relating to the services provided under this Agreement shall be the property of the Corporation and shall be under its control; however, the Corporation shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Corporation by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. The Investment Adviser and the Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Corporation has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12. DURATION OF AGREEMENT

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those Directors of the Corporation who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Directors provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Appendix A by the Investment Adviser upon sixty (60) days written notice to the Sub-Adviser and only after the approval by the Board of Directors of the Corporation, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting such approval and, if required under the 1940 Act, a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund.

13. TERMINATION OF AGREEMENT

      This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board of Directors, including a majority of the Independent Directors, by the vote of a majority of the outstanding voting securities of such Fund, on sixty (60) days' written notice to the Investment Adviser and the Sub-Adviser. This Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Investment Adviser and the Corporation is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. Any "assignment" (as that term is defined in the Investment Company Act) of this Agreement will result in automatic termination of this Agreement. The Sub-Adviser will notify the Corporation and the Investment Adviser of any such assignment and of any changes in key personnel who are either the portfolio manager(s) of the Funds or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Corporation and the Investment Adviser, if any, arising out of an assignment of this Agreement by the Sub-Adviser.

14. AMENDMENTS TO THE AGREEMENT

      Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Corporation.

15. ASSIGNMENT

      The Sub-Adviser shall not assign or transfer its rights and obligations under this Agreement. Any assignment (as that term is defined in the Investment Company Act) of the Agreement shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Corporation and the Investment Adviser, if any, arising out of any assignment of this Agreement by the Sub-Adviser. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.

16. ENTIRE AGREEMENT

      This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

17. HEADINGS

      The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.


18. NOTICES

      All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

     For:    BNY Investment Advisors
             Kurt Zyla
             1633 Broadway, 13th Floor
             New York, New York 10019

     For:    XShares Advisors LLC
             420 Lexington Avenue
             Suite 2550
             New York, 10170

     For:    Realty Funds, Inc.
             420 Lexington Avenue
             Suite 2550
             New York, NY 10170

             With a copy to:
             XShares Advisors LLC
             420 Lexington Avenue
             Suite 2550
             New York, NY 10170



19. SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Sections 5, 11 and 20 shall survive the termination of this Agreement.


20. CORPORATION AND SHAREHOLDER LIABILITY

      The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Certificate of Incorporation and agrees that obligations, if any, assumed by the Corporation pursuant to this Agreement shall be limited in all cases to the Corporation and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s), nor from the Directors or any individual Director of the Corporation.

21. GOVERNING LAW

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

22. INTERPRETATION

      Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.






                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.



XSHARES ADVISORS LLC                          BNY INVESTMENT ADVISORS


By:       /s/ James McCluskey                 By:      /s/ Kurt Zyla
    --------------------------------------       -------------------------------

     Name:    James McCluskey                      Name:   Kurt Zyla

     Title:   Chief Financial Officer              Title:  Managing Director

                                                                  Exhibit (d)(2)
                                                                  --------------



                                   APPENDIX A
                                       TO
                             SUB-ADVISORY AGREEMENT


Adelante Shares RE Growth(TM) Exchange-Traded Fund

Adelante Shares RE Value(TM) Exchange-Traded Fund

Adelante Shares RE Classics(TM) Exchange-Traded Fund

Adelante Shares RE Kings(TM) Exchange-Traded Fund

Adelante Shares RE Yield Plus(TM) Exchange-Traded Fund

Adelante Shares RE Shelter(TM) Exchange-Traded Fund

Adelante Shares RE Composite(TM) Exchange-Traded Fund





Dated:  September 6, 2007

                                   APPENDIX B
                                       TO
                             SUB-ADVISORY AGREEMENT



Domestic Equity Funds: The Sub-Adviser shall be entitled to receive the fees indicated below.

      o 10 basis points (0.10%) of the first $100 million in combined daily net assets of all domestic Equity Funds; and
      o 5 basis points (0.05%) of the combined daily net assets of all domestic Equity Funds in excess of $100 million.

There is a minimum annual investment management fee of $35,000 per Fund (the "Minimum Annual Fee"). A domestic fund is defined by the Sub-Adviser as a fund with less than 50% of its holdings and/or assets in non-U.S. markets. The Sub-Adviser has decided to apply its Domestic Equity Funds' fee schedule to the Funds. Funds with more than 50% of holdings and/or assets in non-U.S. markets are global funds, and will be subject to a global fee schedule.







                                       12